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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-135433, 333-108470, 333-91506, 333-90497, and 33-63191), Form S-3 (Nos. 333-114038, 333-98661, 333-56629) and Form S-3/A (No. 333-56629) of Hanger Orthopedic Group, Inc. and Subsidiaries of our report dated February 24, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
February 24, 2009

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  Exhibit 23.1